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                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-59210, 333-71596 and 333-118113) and on Form
S-3 (Nos. 333-46055, 33-38869, 333-45377, 333-56873, 333-62156, 333-69294,
333-82212, 333-121502 and 333-121504) of Vector Group Ltd. of our report dated February 18, 2005 relating to the financial statements of Douglas Elliman Realty, LLC as of and for the year ended December 31, 2004 which appears in this Form 10-K/A Amendment No. 1.




/s/ PricewaterhouseCoopers LLP
Melville, NY
March 31, 2005